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PRICEWATERHOUSECOOPERS                             PricewaterhouseCoopers LLP
                                                   1177 Avenue of the Americas
                                                   New York, NY 10036
                                                   Telephone (646) 471 4000
                                                   Facsimile (646) 471 4100


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 2 to the Registration Statement on Form S-6 (the "Registration Statement") of our report dated March 12, 2002, relating to the financial statements of New York Life Insurance and Annuity Corporation, and of our report dated February 26, 2002, relating to the financial statements of New York Life Insurance and Annuity Corporation Variable Universal Life Separate Account-I. We also consent to the reference to us under the heading "Experts" which appears in such Prospectus.


/s/ PRICEWATERHOUSECOOPERS LLP

October 4, 2002